UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on June 15, 2011.  Our shareholders elected the following individuals to serve on our board of directors until the annual meeting of shareholders to be held in 2012. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non-Votes
Larry Ellberger	6,912,322	1,600,873	17,596,213
Anthony S. Marucci	6,951,757	1,561,438	17,596,213
Herbert J. Conrad	6,992,975	1,520,220	17,596,213
George O. Elston	6,935,052	1,578,143	17,596,213
Karen Shoos Lipton	7,008,634	1,504,561	17,596,213
Harry H. Penner, Jr.	6,931,534	1,581,661	17,596,213
Dr. Timothy M. Shannon	7,003,717	1,509,478	17,596,213

In addition, our shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
23,946,741	971,418	1,191,249	—

Our shareholders voted to approve, by non-binding vote, the compensation for our named executive officers. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
6,355,058	921,044	1,237,093	17,596,213

Finally, our shareholders voted to recommend, by non-binding vote, the preferred frequency of shareholder votes on the compensation of our named executive officers. The tabulation of votes with respect to this proposal was as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
6,146,096	198,328	836,484	1,332,287	17,596,213

With the election of the above-referenced board members on June 15, 2011, Dr. Rajesh Parekh’s term of service on our board of directors ended.  The board of directors of Celldex wishes to express its gratitude to Dr. Parekh for the dedication and guidance he has provided to this company and its board of directors over the years.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: June 16, 2011